UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2011

Chevron Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road, San Ramon, CA		94583
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 842-1000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 6, 2011, the Management Compensation Committee of the Board of Directors approved the following grants of restricted stock units under the Chevron Corporation Long Term Incentive Plan (“LTIP”) to the following named executive officers: R. Hewitt Pate, 22,500 shares which vest thirty percent on the third anniversary of the date of grant, thirty percent on the fifth anniversary of the date of grant, and forty percent on the seventh anniversary of the date of grant; Michael K. Wirth, 15,000 shares which vest fifty percent on the second anniversary of the date of grant and fifty percent on the fourth anniversary of the date of grant; and Patricia E. Yarrington, 15,000 shares which vest fifty percent on the second anniversary of the date of grant and fifty percent on the fourth anniversary of the date of grant. The restricted stock units accrue dividend equivalents in the form of additional restricted stock units and payout in cash based on the closing stock price on the date of vesting. Prior to payout, the restricted stock units will be canceled if the grantee is terminated for “Misconduct” as defined in the LTIP, unless the Committee determines otherwise. In addition, the Corporation may demand forfeiture of any payout of restricted stock units that occurred after the date of the Misconduct.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEVRON CORPORATION

Dated: December 12, 2011	By	/S/ CHRISTOPHER A. BUTNER
Christopher A. Butner,
Assistant Secretary and Managing Counsel, Securities/Corporate Governance